STOCK REPURCHASE AGREEMENT

THIS AGREEMENT is dated for reference as of the 20th day of October, 2011.

BETWEEN:

CANYON COPPER CORP., a corporation duly formed under the laws of Nevada with its principal office at Suite 408 – 1199 West Pender Street, Vancouver, BC V6E 2R1

(the "Corporation")

OF THE FIRST PART

AND:

LANGLEY PARK INVESTMENT TRUST PLC (IN MEMBERS VOLUNTARY LIQUIDATION), with an address at 30 Finsbury Square, London EC2P 2YU.

(“Langley Park")

OF THE SECOND PART

WHEREAS:

A. The Corporation and Langley Park entered into a convertible preferred stock purchase agreement dated July 29, 2004 (the “Preferred Stock Purchase Agreement”) whereby Langley Park acquired 500,000 Series A 0% Convertible Preferred Stock (the “Preferred Stock”) of the Corporation in accordance with the terms and conditions of the Preferred Stock Purchase Agreement;

B. On June 20, 2007, the members of Langley Park resolved to place Langley Park into members' voluntary liquidation and appoint Gareth Morris as liquidator;

C. On September 17, 2010, Sean Croston (the "Liquidator") replaced Gareth Morris as liquidator of Langley Park;

D. Langley Park, acting by the Liquidator, has agreed to sell to the Corporation, and the Corporation has agreed to purchase from Langley Park, the Preferred Stock on the terms and conditions set forth herein; and

E. In order to record the terms and conditions of the agreement among them the parties wish to enter into this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing and of the sum of $1.00 paid by the Corporation to Langley Park, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1. STOCK REPURCHASE

1.1 The Liquidator, for Langley Park, hereby covenants and agrees to sell, assign and transfer to the Corporation, and the Corporation covenants and agrees to purchase from Langley Park, the Preferred Stock owned by Langley Park.

1.2 In consideration of the sale of the Preferred Stock by Langley Park to the Corporation, the Corporation shall pay Langley Park an aggregate USD $15,000 (the “Purchase Price”).

2. COVENANTS, REPRESENTATIONS AND WARRANTIES OF LANGLEY PARK AND LIQUIDATOR

Langley Park and the Liquidator covenants with and represents and warrants to the Corporation as follows, and acknowledges that the Corporation is relying upon such covenants, representations and warranties in connection with the purchase by the Corporation of the Preferred Stock:

2.1 The Liquidator is the duly appointed liquidator of Langley Park in accordance with the Insolvency Act 1986 (England and Wales), and the Liquidator has the power to act for Langley Park to sell and dispose of the Preferred Stock and is duly authorized to enter into this Agreement.

2.2 To the best of the Liquidator's knowledge, the Preferred Stock owned by Langley Park is owned by it as the beneficial and recorded owner with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever.

3. COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

     The Corporation covenants with and represent and warrant to the Liquidator as follows and acknowledge that the Liquidator is relying upon such covenants, representations and warranties in entering into this Agreement:

3.1 The Corporation has been duly incorporated and organized, is a validly existing company and is in good standing under the laws of Nevada; it has the corporate power to own or lease its properties and to carry on its business as now being conducted by it; and it is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

3.2 This Agreement has been duly authorized, validly executed and delivered by the Corporation.

4. CLOSING ARRANGEMENTS

4.1 Closing of the purchase and sale of the Preferred Stock shall take place at such time and place as the parties may mutually agree (the “Closing”).

4.2 On Closing:

(a)	the Liquidator shall deliver to the Corporation the share certificate representing the Preferred Stock; and

(b)	the Corporation shall deliver the Purchase Price to the Liquidator, payable by wire transfer of immediately available funds to an account that the Liquidator shall designate to the Corporation.

5. GENERAL PROVISIONS

5.1 Time shall be of the essence of this Agreement.

5.2 This Agreement contains the whole agreement between the parties hereto in respect of the purchase and sale of the Preferred Stock and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this Agreement.

5.3 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

5.4 Any notice to be given under this Agreement shall be duly and properly given if made in writing and delivered or telecopied to the addressee at the address as set out on page one of this Agreement. Any notice given as aforesaid shall be deemed to have been given or made on, if delivered, the date on which it was delivered or, if telecopied, on the next business day after it was telecopied. Any party hereto may change its address for notice from time to time by providing notice of such change to the other parties hereto in accordance with the foregoing.

5.5 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the State of Nevada.

5.6 This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

CANYON COPPER CORP.

/s/ Anthony Harvey
_______________________________
By Its Authorized Signatory

/s/ Sean Croston
_______________________________
LANGLEY PARK INVESTMENT TRUST PLC (IN MEMBERS VOLUNTARY LIQUIDATION)
acting by its liquidator, Sean Croston, acting without personal liability